Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of National Holdings Corporation (the “Company”) on Form S-8, File No. 333-133733, Form S-8, File No. 333-152962 and Form S-8, File No. 333-191253 of our report dated December 29, 2014, on our audit of the consolidated financial statements of the Company as of September 30, 2014 and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP

New York, NY

December 29, 2014